[ARTICLE] 5
[MULTIPLIER]   1,000

EXHIBIT 11.1
                                    CIRRUS LOGIC, INC.
                 STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                                      1996       1995      1994
                                                    ---------  --------  --------
Primary:

Weighted average common shares outstanding            62,761    59,708    51,838

Dilutive common stock equivalents:
   Common stock options, using treasury stock
      method                                        N/A          3,964     4,558
   Common stock warrants, using treasury
      stock method                                  N/A              8         6
                                                    ---------  --------  --------
Common and common equivalent shares used in
    the calculation of net income per share           62,761    63,680    56,402
                                                    =========  ========  ========

Net (loss) income                                   ($36,183)  $61,402   $45,368
                                                    =========  ========  ========

Net (loss) income per share                           ($0.58)    $0.96     $0.80
                                                    =========  ========  ========

   ---------------------------------------

Fully diluted:

Weighted average common shares outstanding            62,761    59,708    51,838

Dilutive common stock equivalents:
   Common stock options, using treasury stock
      method                                        N/A          4,096     4,978
   Common stock warrants, using treasury
      stock method                                  N/A              8         8
                                                    ---------  --------  --------
Common and common equivalent shares used in
    the calculation of net income per share           62,761    63,812    56,824
                                                    =========  ========  ========

Net (loss) income                                   ($36,183)  $61,402   $45,368
                                                    =========  ========  ========

Net (loss) income per share                           ($0.58)    $0.96     $0.80
                                                    =========  ========  ========